Exhibit 99.2

Zone Frontier Sells Legacy Cleaning Products Business, Eliminating Approximately $3 Million in
Annual Cash Burn While Retaining Significant Potential Upside

●	Completes Zone’s transformation into a pure-play AI infrastructure developer

●	Ends approximately $3 million annual cash burn and preserves capital for AI infrastructure platform

●	$3.35 million secured promissory note at 6% interest, significantly above an independent valuation of the business

●	Up to $2.25 million in additional cash earnout payments tied to the buyer’s future equity financings

●	5% equity interest in the buyer at closing with tag-along rights

HOUSTON, October 8, 2026 /PRNewswire/ – Zone Frontier Inc. (NYSE AMERICAN: ZONE) (the “Company” or “Zone Frontier”) today announced the sale of its legacy aqueous ozone cleaning products business, including its wholly owned subsidiary CleanCore Global Limited, to Sanzonate Holdings LLC (“Sanzonate”), an entity controlled by Clayton Adams, the Company’s former Chief Executive Officer and current board member.

This legacy business consumed approximately $3 million of cash per year, lost $18 million in FY26, and required management time and attention that Zone is now directing entirely toward power-enabled compute campuses for AI customers across rural and industrial America. Additionally, the Company previously announced in July the sale of all remaining digital assets for approximately $33 million, and closure of its Treasury segment, which lost $156 million last year. With these sales, Zone stops funding those losses, keeps the vast majority of the cash it had previously set aside for the business, and retains several ways to benefit if the business succeeds under new ownership.

The consideration is well above the independent value of the business. A fairness opinion delivered to the Company’s Board of Directors by Newbridge Securities Corporation valued the legacy business, excluding cash, at approximately $1.72 million. The $3.35 million face amount of the note significantly exceeds that valuation. If all earnout milestones are achieved, total potential cash payments to Zone would be approximately $5.6 million, before counting the retained equity.

Component	Amount	Status
Secured promissory note (principal)	$3,350,000	Scheduled over 18 months
Interest on note (6%)	~$231,750	Scheduled over 18 months
Earnout payments	Up to $2,250,000	Contingent on buyer financings at $10M, $17.5M and $25M pre-money valuations
Equity in Sanzonate	5% at closing	Tag-along rights
Cash transferred to Sanzonate with the business	~($844,000)	Paid at closing for working capital needs
Annual cash burn eliminated	~$3M per year	Ongoing corporate costs materially reduce immediately after closing

“The CleanCore business has promising technology, but the business does not fit our core strategy anymore. This sale eliminates an ongoing cash drain that pulled management and Board attention away from our core AI infrastructure strategy. This transaction completes our transition into critical AI infrastructure as Zone Frontier,” said Tyler Hassen, Chief Executive Officer of Zone Frontier. “We also receive a secured note with a face value significantly greater than the independent valuation of the business, and an equity stake in a team that is helping to shape the future of chemical free cleaning. If Sanzonate succeeds, our shareholders share in that success. Meanwhile, our capital and our focus are fully on building AI infrastructure.”

Transaction Terms

●	Secured promissory note. Sanzonate issued Zone a $3.35 million non-convertible promissory note bearing 6% annual interest, payable in installments of $300,000 at six months, $850,000 at twelve months and $2,200,000 at eighteen months, plus accrued interest.

●	Security interest. The note is secured by a first-priority lien on the intellectual property transferred in the transaction. The lien remains in place until the note is repaid and may be released earlier only if Sanzonate raises at least $3.0 million in new capital, has made its first $300,000 principal payment, and is not in default under the note or behind on any earnout payment. The note and lien may be subordinate to future institutional senior debt of Sanzonate.

●	Earnout payments. Zone is entitled to up to $2.25 million in additional cash payments if Sanzonate completes equity financings at specified pre-money valuations: $500,000 at $10 million or more, an additional $750,000 at $17.5 million, and a further $1.0 million at $25 million.

●	Retained equity. Zone received a 5% membership interest in Sanzonate at closing. Zone has tag-along rights on sales by Sanzonate’s majority holders.

●	Other terms. Zone transferred approximately $844,000 of cash to Sanzonate with the business and agreed to a three-year non-compete covering cleaning products.

●	Ongoing CleanCore operating losses. Any future losses by the CleanCore business will be funded by new ownership.

The transaction was approved by the Company’s independent directors following receipt of a fairness opinion from Newbridge Securities Corporation. Because Mr. Adams is a current member of the Company’s Board of Directors and controls Sanzonate, the transaction was reviewed and negotiated as a related party transaction, but at arm’s length terms. Mr. Adams recused himself from all Board deliberations and did not participate in the evaluation of the transaction or any negotiations on behalf of the Company. Additional information will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”).

NYSE American Section 610(b) Notice

As required by Section 610(b) of the NYSE American Company Guide, the Company announces that the audit opinion of TAAD, LLP on the consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the SEC on September 28, 2026, includes an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. For fiscal year 2026, the legacy cleaning products business and Treasury segment were the primary sources of the Company’s operating losses and cash used in operations. Following the sale of such assets, which was announced today , the Company expects no future ongoing losses attributable to such businesses. This announcement does not reflect any change to the Company’s financial statements or Form 10-K. Management’s plans are described in Note 1 to the consolidated financial statements.

Zone Frontier’s AI Infrastructure Portfolio

Zone’s AI infrastructure portfolio includes its Minnesota data center campus, with an initial 10-year Colocation Services Agreement with Cerebras Systems, Inc. (NASDAQ: CBRS) and two 10-year potential extension options. This campus is making material construction progress and the Company expects to generate revenue beginning in the first half of 2027, consistent with previous guidance. Project finance discussions are also progressing concurrently, consistent with previous guidance.

Zone’s portfolio also includes its Texas campus, sized to an initial 200 MW with potential to expand beyond 500 MW, as part of Zone’s active and growing pipeline of AI infrastructure projects to support the rapidly increasing demand for compute power.

For more information, visit www.zonefrontier.com.

About Zone Frontier Inc.

Zone Frontier Inc. (NYSE AMERICAN: ZONE) is helping to build the critical infrastructure that powers the AI economy. Through a growing pipeline of projects, the Company aims to help meet the increasing demand for compute capacity, power, and digital infrastructure required by the world's leading AI companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the sale of the legacy cleaning products business, expected cash savings, the receipt of payments under the promissory note, the achievement of earnout milestones, the value of the Company’s equity interest in Sanzonate, the Company’s ability to continue as a going concern and management’s plans to address it, the Company’s business strategy and pipeline of projects, and the Company’s transition to an AI infrastructure business. Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “may,” “will,” “could,” “should,” “estimates,” “projects,” “potential,” “focused on,” “aims,” and similar expressions. These forward-looking statements are based on management's current expectations and assumptions as of the date of this press release and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: Sanzonate’s ability to make payments under the promissory note, which depends on its operating results and ability to raise capital; the possibility that Sanzonate does not complete financings at the valuations required to trigger earnout payments or additional equity; the release of the Company’s security interest in specified circumstances and the subordination of the note to future senior debt; the value and liquidity of a minority interest in a private company; liabilities retained by the Company under the purchase agreement; the substantial doubt about the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital on acceptable terms or at all; the highly speculative and uncertain nature of the Company's AI critical infrastructure business; the Company's lack of operating history in the data center or computing infrastructure industry; the Company's ability to obtain project-level debt financing on acceptable terms or at all; and general economic, financial, capital market and industry conditions.

For a more complete discussion of risks and uncertainties, please refer to the Company's filings with the SEC, including the “Risk Factors” section of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA CONTACT

Marcy Simon

Marcy@agentofchange.com

+19178333392

SOURCE Zone Frontier Inc. (NYSE AMERICAN: ZONE)

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